                                                                   EXHIBIT 1(K)



                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY

                             ARTICLES OF AMENDMENT


     American General Series Portfolio Company, a Maryland corporation, registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V of the Charter of the Corporation, the Board of Directors has approved the change of name of the existing series of the Corporation (the "Series") from "Timed Opportunity Portfolio" to "Asset Allocation Portfolio." Any reference to the Timed Opportunity Portfolio in the Charter shall be changed to Asset Allocation Portfolio.

     This Amendment is limited to a change of name expressly provided by
Section 2-605 of the Maryland General Corporation Law, and is made without action by stockholders.

     SECOND: The amendment to the charter of the Corporation herein made was duly approved by vote of a majority of the entire Board of Directors at a meeting duly convened and held on July 16, 1997; and that at the time of the approval by the Directors, there were no shares of stock of the Corporation entitled to vote on the matter.

     THIRD: These Articles of Amendment shall become effective on the first day of October, 1997.

     IN WITNESS WHEREOF, American General Series Portfolio Company has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on July 29, 1997.



WITNESS:                                AMERICAN GENERAL SERIES
                                        PORTFOLIO COMPANY

/s/ CYNTHIA A. TOLES                    By /s/ STEPHEN D. BICKEL
-----------------------------              ------------------------------------
Cynthia A. Toles, Secretary                Stephen D. Bickel, President

     THE UNDERSIGNED, President of American General Series Portfolio Company, who executed on behalf of the Corporation Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                            /s/ STEPHEN D. BICKEL
                                            -----------------------------------
                                            Stephen D. Bickel, President